Exhibit 99.1

Trex Company Reports Fourth Quarter and Full Year 2022 Results

Fourth Quarter Operating Results Exceed Expectations

Channel Inventory Recalibration Completed by Year End 2022

Returned $395 Million to Shareholders Through Share Repurchases in 2022

Trex Commercial Products Divested

Company Provides 2023 Financial Outlook

WINCHESTER, Va.--(BUSINESS WIRE)--February 27, 2023--Trex Company, Inc. (NYSE:TREX), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking, railing and outdoor living products, today reported fourth quarter and full year 2022 results.

Fourth Quarter and Full Year 2022 Highlights

  Quarterly net sales of $192 million; Full year net sales of $1.1 billion
  Fourth quarter gross margin of 34.1%, up 960 bps sequentially from third quarter 2022
  Quarterly net income of $10 million and diluted earnings per share of $0.09; Full year net income of $185 million and diluted earnings per share of $1.65
  Adjusted quarterly net income of $25 million; Adjusted quarterly EPS of $0.23, excluding one-time non-cash loss on the sale of Trex Commercial and non-executive retention compensation
  Adjusted fourth quarter EBITDA of $46 million; Adjusted fourth quarter EBITDA margin of 24.1%, excluding aforementioned adjustments

CEO Comments

“Our fourth quarter operating results exceeded our expectations, driven by a strong sequential recovery in both gross margin and adjusted EBITDA margin amid channel inventory recalibration,” said Bryan Fairbanks, President and CEO. ”Our underlying consumer demand remained steady, reflecting the strength of the Trex brand, our comprehensive product line designed for today’s living spaces and lifestyles, and the resilience of the outdoor living category. With long-standing relationships with best-in-class channel partners, Trex is the most widely available and purchased composite brand in North America and around the world. In recent months, we expanded our distribution network in Texas, Oklahoma and other southern states enabling us to better service many of the fastest growing markets in the U.S.

“Driving the sequential margin improvement was the full quarter benefit from the measures we took early in the third quarter to better align our cost structure with demand by decreasing production levels, right sizing our employee base, and focusing on cost efficiency programs. Further improvements are expected as we move through 2023 with the ongoing implementation of continuous improvement programs that will provide margin expansion opportunities.

“On December 30, 2022, we completed the sale of the Trex Commercial Products subsidiary and reportable segment. The divestiture reflects our decision to focus on driving the most profitable growth strategy for the Company and its shareholders through the execution of our outdoor living strategy. With the sale complete, we will dedicate all our resources to accelerating conversion to composites from wood and further strengthening our industry leadership position.

“Our confidence in the performance of our people, products, and distribution is demonstrated by our aggressive share buyback program. In the fourth quarter, we returned approximately $50 million to shareholders through the repurchase of 1.2 million shares of our outstanding common stock,” said Fairbanks.

Fourth Quarter 2022 Results

Fourth quarter 2022 consolidated net sales were $192 million, compared to $304 million in the prior-year quarter. Trex Residential net sales were $181 million compared to $288 million in the 2021 fourth quarter. Trex Commercial contributed $11 million to consolidated net sales.

Consolidated gross profit as a percentage of net sales, gross margin, was 34.1% in the fourth quarter of 2022 compared to 38.9% in the same quarter last year. Excluding net adjustments related to the sale of Trex Commercial of $0.9 million, consolidated gross margin was 34.5%.

The divestiture of Trex Commercial resulted in a $15.4 million non-cash loss. Selling, general and administrative expenses were $35.4 million, or 18.5% of net sales, in the fourth quarter. This compares to selling, general, and administrative expenses of $36.7 million, or 12.1% of net sales, in the 2021 fourth quarter. Excluding $4.3 million of other expenses related to the sale of Trex Commercial and non-executive retention compensation, selling, general and administrative expenses were $31.2 million, or 16.2% of net sales.

Net income for the fourth quarter 2022 was $10 million, or $0.09 per diluted share, compared to $25 million, or $0.22 per diluted share, in the year ago quarter. Excluding the loss on sale and other expenses related to the divestiture of Trex Commercial, and non-executive retention compensation, adjusted net income was $25 million, or $0.23 per diluted share. Adjusted EBITDA was $46 million, or 24.1% of net sales.

Full Year 2022 Results

Full year consolidated net sales were $1.1 billion compared to $1.2 billion in 2021. Trex Residential net sales were $1.1 billion with Trex Commercial contributing $47 million. Consolidated gross margin was 36.5% and Trex Residential gross margin was 37.7% compared to 38.5% and 39.3%, respectively, in 2021.

Selling, general and administrative expenses were $142 million, or 12.8% of net sales, compared to $140 million, or 11.7% of net sales, in 2021. Excluding $5.5 million related to the loss on sale and other expenses related to the divestiture of Trex Commercial, non-executive retention compensation and third quarter severance charges, selling, general and administrative expenses in 2022 were $136 million, or 12.3% of net sales.

Full year 2022 net income was $185 million, or $1.65 per diluted share, compared to $209 million, or $1.80 per diluted share, in 2021. Excluding the loss on sale and other related expenses, and the non-executive retention compensation, adjusted net income in 2022 was $201 million, or $1.80 per diluted share. Adjusted EBITDA was $313 million, resulting in an adjusted EBITDA margin of 28.3%, compared to adjusted EBITDA of $357 million and adjusted EBITDA margin of 29.8% in 2021.

During 2022, we returned approximately $395 million to shareholders through the repurchase of 6.5 million shares of our outstanding common stock.

Summary and Outlook

“With channel inventory recalibration completed by year-end 2022, we began 2023 strategically focused on our residential business, where we intend to drive accelerated wood conversion, reinforce our market leadership position, and continue to educate customers on the many advantages of the full range of Trex sustainable, high-performance, low-maintenance outdoor living products. To support these initiatives, we will continue to invest in the Trex brand and commercialize new products that broaden our market opportunity.

“Innovation remains a key competitive advantage for Trex. We recently announced the regional launch of our premium Trex Signature® decking product, which raises the bar for beauty, performance and sustainability with a whole new level of realism for wood plastic composite decking and is complemented by the full range of Trex Signature railing. We also doubled the number of color options available for our recently launched Trex Transcend® Lineage™ product line, which incorporates heat-mitigating technology. In addition, we introduced a tiered warranty structure for Trex decking that underscores the value of our good/better/best decking lineup. Our line-up for 2023 offers products at every price point designed to resonate with consumers seeking to optimize their outdoor living experience.

“Trex innovation also extends to our sourcing efforts. Through the NexTrex® Retail Recycling Program, companies such as Rent the Runway, LL Bean and Urban Outfitters have found a solution to transform their single-use plastic waste into beautiful and sustainable Trex® decking and outdoor products.

“With the highest production efficiency in the composite industry and a product portfolio with broad-based consumer appeal, Trex is positioned to effectively navigate uncertain economic conditions and emerge as an even stronger company. We anticipate first quarter 2023 net sales to be in the range of $230 million to $240 million.

“We expect full year 2023 EBITDA margin to be in the 26% to 27% range. In the first two months of the 2023 first quarter, our plants were building to an annual revenue rate of one billion dollars. However, if demand is different than expected, we have the ability to quickly flex our production level. Capital expenditures for 2023 are anticipated to be in the $130 million to $140 million range, primarily related to the modular build out of our Arkansas facility calibrated to demand trends,” Fairbanks concluded.

Fourth Quarter 2022 Conference Call and Webcast Information

Trex will hold a conference call to discuss its fourth quarter and full year 2022 results on Monday, February 27, 2023 at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 4Q22 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures of adjusted net income and adjusted diluted earnings per share, earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales, EBITDA margin, and adjusted EBITDA and adjusted EBITDA margin. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of these non-GAAP financial measures to GAAP information are included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Reconciliation of net income (GAAP) to adjusted net income (non-GAAP) is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Net Income	$10,076	$25,031	$184,626	$208,737
Severance charges	-	-	1,222	-
Goodwill impairment charge at Trex Commercial Products	-	54,245	-	54,245
Gain on insurance proceeds at Trex Residential	-	(3,245)	-	(8,741)
Loss on sale and other related expenses	17,159		17,159
Non-executive retention compensation	3,406		3,406
Income tax effect (1)	(5,182)	(12,342)	(5,490)	(11,012)
Adjusted Net Income	$25,459	$63,689	$200,923	$243,229

Diluted earnings per share	$0.09	$0.22	$1.65	$1.80
Adjusted diluted earnings per share	$0.23	$0.55	$1.80	$2.10

(1) Income tax effect calculated using the effective tax rate for the applicable year.

Reconciliation of net income (GAAP) to EBITDA and adjusted EBITDA (non-GAAP) is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	($ in thousands)
Net Income	$10,076	$25,031	$184,626	$208,737
Interest income, net	(1)	(15)	(103)	(15)
Income tax expense	4,548	5,419	62,212	66,654
Depreciation and amortization	11,029	10,343	44,298	35,946
EBITDA	$25,652	$40,778	$291,033	$311,322
Severance charges	-	-	1,222	-
Goodwill impairment charge at Trex Commercial	-	54,245	-	54,245
Gain on insurance proceeds at Trex Residential	-	(3,245)	-	(8,741)
Loss on sale and other related expenses	17,159		17,159
Non-executive retention compensation	3,406		3,406
Adjusted EBITDA	$46,217	$91,778	$312,820	$356,826

Net income as a percentage of net sales	5.2%	8.2%	16.7%	17.4%
EBITDA as a percentage of net sales (EBITDA margin)	13.4%	13.4%	26.3%	26.0%
Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA margin)	24.1%	30.2%	28.3%	29.8%

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the Company is the world’s #1 brand of sustainably made, wood-alternative decking and deck railing – all proudly manufactured in the U.S.A. – and a leader in high performance, low-maintenance outdoor living products. Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the Company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named 2023 America’s Most Trusted® Composite Decking Brand by Lifestory Research and one of 2022’s 50 Best U.S. Manufacturers by Industry Week. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), Twitter (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and global conflicts; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)

Net sales	$192,094	$303,960	$1,106,043	$1,196,952
Cost of sales	126,602	185,780	702,054	736,448
Gross profit	65,492	118,180	403,989	460,504
Selling, general and administrative expenses	35,446	36,745	141,831	139,624
Goodwill impairment	-	54,245	-	54,245
Loss on sale	15,423	-	15,423	-
Gain on insurance proceeds		(3,245)	-	(8,741)
Income from operations	14,623	30,435	246,735	275,376
Interest income, net	(1)	(15)	(103)	(15)
Income before income taxes	14,624	30,450	246,838	275,391
Provision for income taxes	4,548	5,419	62,212	66,654
Net income	$10,076	$25,031	$184,626	$208,737
Basic earnings per common share	$0.09	$0.22	$1.65	$1.81
Basic weighted average common shares outstanding	109,042,968	115,360,256	111,710,676	115,461,016
Diluted earnings per common share	$0.09	$0.22	$1.65	$1.80
Diluted weighted average common shares outstanding	109,187,280	115,631,911	111,880,488	115,762,843
Comprehensive income	$10,076	$25,031	$184,626	$208,737

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$12,325	$141,053
Accounts receivable, net	98,057	151,096
Inventories	141,355	83,753
Prepaid expenses and other assets	35,105	25,152
Total current assets	286,842	401,054
Property, plant and equipment, net	589,892	460,365
Operating lease assets	30,991	34,571
Goodwill and other intangible assets, net	18,582	19,001
Other assets	7,398	5,330
Total assets	$933,705	$920,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,935	$24,861
Accrued expenses and other liabilities	44,064	58,041
Accrued warranty	4,600	5,800
Line of credit	222,000	—
Total current liabilities	290,599	88,702
Deferred income taxes	68,224	43,967
Operating lease liabilities	23,974	28,263
Non-current accrued warranty	20,999	22,795
Other long-term liabilities	11,560	11,560
Total liabilities	415,356	195,287

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 360,000,000 shares authorized; 140,841,833 and 140,734,753 shares issued and 108,743,423 and 115,148,152 shares outstanding at December 31, 2022 and December 31, 2021, respectively	1,408	1,407
Additional paid-in capital	131,539	127,787
Retained earnings	1,130,674	946,048
Treasury stock, at cost, 32,098,410 and 25,586,601 shares at December 31, 2022 and December 31, 2021, respectively	(745,272)	(350,208)
Total stockholders’ equity	518,349	725,034
Total liabilities and stockholders’ equity	$933,705	$920,321

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
	(unaudited)
Operating Activities
Net income	$184,626	$208,737
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment losses	-	54,245
Depreciation and amortization	44,298	35,946
Deferred income taxes	24,256	21,012
Loss on sale	15,423	-
Stock-based compensation	5,329	8,438
Gain on disposal of property, plant and equipment	(27)	(45)
Other non-cash adjustments	(117)	40
Changes in operating assets and liabilities:
Accounts receivable	42,513	(44,349)
Inventories	(64,454)	(15,515)
Prepaid expenses and other assets	7,925	(8,715)
Accounts payable	(5,595)	(3,473)
Accrued expenses and other liabilities	(14,385)	(5,285)
Income taxes receivable/payable	(23,572)	7,028

Net cash provided by operating activities	216,220	258,064

Investing Activities
Expenditures for property, plant and equipment	(176,228)	(159,394)
Proceeds from sale of assets	7,290	-
Proceeds from sales of property, plant and equipment	54	1,355

Net cash used in investing activities	(168,884)	(158,039)

Financing Activities
Borrowings under line of credit	425,000	494,500
Principal payments under line of credit	(203,000)	(494,500)
Repurchases of common stock	(398,382)	(82,473)
Proceeds from employee stock purchase and option plans	1,742	1,800
Financing costs	(1,424)	-

Net cash used in financing activities	(176,064)	(80,673)

Net (decrease) increase in cash and cash equivalents	(128,728)	19,352
Cash and cash equivalents at beginning of period	141,053	121,701

Cash and cash equivalents at end of period	$12,325	$141,053

TREX COMPANY, INC.

Segment Data
(in thousands)
(unaudited)
	Trex Consolidated (1)	Trex Commercial (1)	Trex Residential (1)	Trex Residential Adjustments	Adjusted Trex Residential (1)
As of and for the Year ended December 31, 2022
Net sales	$1,106,043	$46,507	$1,059,536	$-	$1,059,536
Cost of sales	702,054	42,365	659,689	-	659,689
Gross profit	403,989	4,142	399,847	-	399,847
Selling, general and administrative expenses (2)	141,831	10,070	131,761	(4,432)	127,329
Loss on sale	15,423	15,423	-	-	-
Income from operations	246,735	(21,351)	268,086	4,432	272,518
Interest income, net	(103)	-	(103)	-	(103)
Income before income taxes	246,838	(21,351)	268,189	4,432	272,621
Provision (benefit) for income taxes	62,212	(5,101)	67,313	1,117	68,430
Net income (loss) (2)	$184,626	$(16,250)	$200,876	$3,315	$204,191
EBITDA (3)	$291,033	$(20,226)	$311,259	$4,432	$315,691
Depreciation and amortization	$44,298	$1,125	$43,173	$-	$43,173
Capital expenditures	$176,228	$324	$175,904	$-	$175,904
Total assets	$933,705	$-	$933,705	$-	$933,705

As of and for the Year ended December 31, 2021
Net sales	$1,196,952	$57,686	$1,139,266	$-	$1,139,266
Cost of sales	736,448	44,994	691,454	-	691,454
Gross profit	460,504	12,692	447,812	-	447,812
Selling, general and administrative expenses	139,624	9,614	130,010	-	130,010
Goodwill impairment	54,245	54,245	-	-	-
Gain on insurance proceeds	(8,741)		(8,741)	-	(8,741)
Income from operations	275,376	(51,167)	326,543	-	326,543
Interest income, net	(15)	-	(15)	-	(15)
Income before income taxes	275,391	(51,167)	326,558	-	326,558
Provision (benefit) for income taxes	66,654	(12,846)	79,500	-	79,500
Net income (loss)	$208,737	$(38,321)	$247,058	$-	$247,058
EBITDA (3)	$311,322	$(50,163)	$361,485	$-	$361,485
Depreciation and amortization	$35,946	$1,005	$34,941	$-	$34,941
Capital expenditures	$159,394	$1,826	$157,568	$-	$157,568
Total assets	$920,321	$39,096	$881,225	$-	$881,225

As of and for the Year ended December 31, 2020
Net sales	$880,831	$53,039	$827,792	$-	$827,792
Cost of sales (4)	521,374	37,574	483,800	(6,480)	477,320
Gross profit	359,457	15,465	343,992	6,480	350,472
Selling, general and administrative expenses	125,822	9,516	116,306	-	116,306
Income from operations	233,635	5,949	227,686	6,480	234,166
Interest income, net	(999)	-	(999)	-	(999)
Income before income taxes	234,634	5,949	228,685	6,480	235,165
Provision for income taxes	59,003	1,515	57,488	1,630	59,118
Net income (loss) (4)	$175,631	$4,434	$171,197	$4,850	$176,047
EBITDA (3)	$251,575	$6,758	$244,817	$6,480	$251,297
Depreciation and amortization	$17,940	$809	$17,131	$-	$17,131
Capital expenditures	$172,823	$1,039	$171,784	$-	$171,784
Total assets	$770,492	$93,544	$676,948	$-	$676,948

(1) Trex Consolidated, Trex Commercial, and Trex Residential financial information prepared on a GAAP basis, excluding EBITDA (refer to footnote 3). Adjusted Trex Residential financial information prepared on a non-GAAP basis.

(2) For the year ended December 31, 2022, Consolidated and Trex Residential selling, general and administrative expenses includes $4.4 million related to non-executive retention bonuses and severance expense. Income tax effect calculated using the effective tax rate for the applicable year.

(3) Refer to the Notes to Consolidated Financial Statements in the Company's annual report on Form 10-K for the years ended December 31, 2022 and December 31, 2021 for the reconciliation of Net Income to EBITDA.

(4) For the year ended December 31, 2020, Consolidated and Trex Residential cost of sales includes $6.5 million related to a legacy product warranty reserve. Income tax effect calculated using the effective tax rate for the applicable year.

Contacts

Dennis C. Schemm, Senior Vice President and Chief Financial Officer
540-542-6300

Lynn Morgen/Viktoriia Nakhla, ADVISIRY Partners
212-750-5800